Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference of our firm under the caption “Experts” in this registration statement (Form S-1) and related prospectus dated June 27, 2012 and to the inclusion of our report, dated December 19, 2011, with respect to the 2011 and 2010 financial statements of Accentia Biopharmaceuticals, Inc., in such registration statement and related prospectus.

/s/ CHERRY, BEKAERT & HOLLAND, L.L.P.

Tampa, Florida
June 27, 2012